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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts and Legal Matters" and in the headnote under "Old Styleclick Selected Historical Financial Data" in Amendment No. 2 to the Registration Statement on Form S-4
(No. 333-33194) and related Proxy Statement/Prospectus of Styleclick, Inc. for the registration of 7,980,000 shares of its common stock and to the inclusion of our report dated February 21, 2000, with respect to the financial statements and schedule of Styleclick.com Inc. for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP

Los Angeles, California
June 15, 2000